TEMPUR SEALY REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
– Fourth Quarter: 2015 Net Sales Increase 3%; Margins Expand; Adjusted EPS Increases 15%
- Sets leverage target of 3.5 times; Announces Share Repurchase Program
- Increases Reserve for ongoing Danish Tax Matter
- Issues Financial Guidance for 2016

LEXINGTON, KY, February 4, 2016 - Tempur Sealy International, Inc. (NYSE:TPX) today announced financial results for the fourth quarter and year ended December 31, 2015. The Company also announced a $200 million share repurchase program and issued financial guidance for the full year 2016.

FOURTH QUARTER 2015 FINANCIAL SUMMARY

•
Total net sales increased 2.9% to $767.3 million from $745.5 million in the fourth quarter of 2014. On a constant currency basis(1), total net sales increased 6.7%, with growth in both the North America and International business segments.

•
Gross margin under U.S. generally accepted accounting principles ("GAAP") was 40.8% as compared to 39.5% in the fourth quarter of 2014. Adjusted gross margin(1) was 41.1% as compared to 40.3% in the fourth quarter of 2014.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 2.8% to $115.1 million as compared to $112.0 million for the fourth quarter of 2014. Adjusted EBITDA(1) increased 14.4% to $132.7 million as compared to $116.0 million for the fourth quarter of 2014.

•
GAAP operating income was $91.8 million as compared to $76.5 million in the fourth quarter of 2014. Operating income was negatively impacted by $10.7 million of restructuring costs, $3.5 million of additional costs related to executive management transition and related retention compensation, $3.9 million of integration costs and $1.3 million of pension settlement costs. Operating income in the fourth quarter of 2014 included $19.9 million of integration and financing costs. Adjusted operating income(1) was $111.2 million, or 14.5% of net sales, as compared to $96.4 million, or 12.9% of net sales, in the fourth quarter of 2014.

•
GAAP net loss was $(11.3) million as compared to net income of $46.6 million in the fourth quarter of 2014. As a result of certain events that occurred during the fourth quarter of 2015, the Company recorded a change in estimate of its uncertain tax position regarding the previously disclosed Danish tax matter of approximately $60.7 million. Adjusted net income(1) increased 17.9% to $62.7 million as compared to $53.2 million in the fourth quarter of 2014.

•
GAAP (Loss) earnings per diluted share ("EPS") was $(0.18) as compared to $0.75 in the fourth quarter of 2014. Adjusted EPS(1) increased 15.1% to $0.99 as compared to adjusted EPS of $0.86 in the fourth quarter of 2014. On a constant currency basis, adjusted EPS increased 25.6%.

•
The Company ended the fourth quarter of 2015 with consolidated funded debt less qualified cash(1) of $1.4 billion. In addition, leverage based on the ratio of consolidated funded debt less qualified cash to Adjusted EBITDA(1) was 2.98 times, with no significant off balance sheet liability.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "Overall the worldwide markets for our products feel solid and the Team has made progress towards our goals. Fourth quarter adjusted EBITDA growth of 14% in a relatively low octane economic environment is more evidence of the positive attributes of the bedding industry in general and the strength of Company’s business model specifically."

Key Highlights

	Three Months Ended December 31,				Year Ended December 31,
(in millions, except percentages and per common share amounts)	2015	2014	% Change	% Change Constant Currency(1)	2015	2014	% Change	% Change Constant Currency(1)
Net sales	$767.3	$745.5	2.9%	6.7%	$3,151.2	$2,989.8	5.4%	9.4%
Adjusted operating income(1)	111.2	96.4	15.4%	22.7%	373.8	320.1	16.8%	23.8%
Adjusted EBITDA(1)	132.7	116.0	14.4%	21.3%	455.8	404.6	12.7%	19.8%
Adjusted net income(1)	62.7	53.2	17.9%	27.7%	199.9	164.6	21.4%	32.9%
Adjusted EPS(1)	$0.99	$0.86	15.1%	25.6%	$3.19	$2.65	20.4%	31.7%

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

FULL YEAR 2015 FINANCIAL SUMMARY

•
Total net sales increased 5.4% to $3,151.2 million from $2,989.8 million in 2014. On a constant currency basis(1), total net sales increased 9.4%, with growth in both the North America and International business segments.

•	GAAP gross margin was 39.6% as compared to 38.5% in 2014. Adjusted gross margin(1) was 40.1% as compared to 38.9% in 2014.

•	EBITDA(1) increased 9.4% to $388.9 million as compared to $355.4 million in 2014. Adjusted EBITDA(1) increased 12.7% to $455.8 million as compared to $404.6 million in 2014.

•
GAAP operating income was $309.1 million as compared to $276.3 million in 2014. Adjusted operating income(1) was $373.8 million, or 11.9% of net sales, as compared to $320.1 million, or 10.7% of net sales in 2014.

•	GAAP EPS was $1.17 as compared to $1.75 in 2014. Adjusted EPS(1) increased 20.4% to $3.19 as compared to adjusted EPS of $2.65 in 2014. On a constant currency basis, adjusted EPS increased 31.7%.

•	Operating cash flow for the full year 2015 was $234.2 million.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 3.8% to $611.6 million from $589.1 million in the fourth quarter of 2014. On a constant currency basis, North America net sales increased 5.3%. GAAP gross margin was 38.7% as compared to 35.6% in the fourth quarter of 2014. GAAP operating margin was 15.5% as compared to 11.3% in the fourth quarter of 2014.

North America adjusted operating margin(1) was 16.8% as compared to 13.6% in the fourth quarter of 2014. The improvement in North America adjusted operating margin during the fourth quarter of 2015 was the result of an improvement in adjusted gross margin(1) of 230 basis points as well as increased selling and marketing leverage as compared to the same period in 2014.

International net sales decreased 0.4% to $155.7 million from $156.4 million in the fourth quarter of 2014. On a constant currency basis, International net sales increased 12.1%. GAAP gross margin was 49.3% as compared to 53.8% in the fourth quarter of 2014. GAAP operating margin was 17.3% as compared to 22.3% in the fourth quarter 2014.

International adjusted operating margin(1) was 20.0% as compared to 24.0% in the fourth quarter of 2014. The decline in International adjusted operating margin was primarily the result of a decline in adjusted gross margin(1) of 410 basis points, driven by incremental costs incurred in connection with distributing Sealy products in international markets.

Corporate GAAP operating expense increased 18.7% to $29.8 million from $25.1 million in the fourth quarter of 2014. The increase in operating expense was primarily driven by $3.2 million of restructuring costs as well as $2.3 million of costs related to executive management transition and related retention compensation.

Corporate adjusted operating expense(1) increased 6.0% to $22.9 million from $21.6 million in the fourth quarter of 2014. The increase in Corporate adjusted operating expense was primarily related to an increase in legal and professional fees.

Income Tax Adjustment

As a result of certain events that occurred during the fourth quarter of 2015, the Company recorded a change in estimate of its uncertain tax position regarding the previously disclosed Danish tax matter of approximately $60.7 million. The Company will continue discussions with both U.S. and Danish tax authorities in an attempt to resolve this matter.

Thompson further commented, "The Danish Tax issue has been disclosed for seven years and, although painful, we believe it is the right thing to do to take actions to put the issue behind us."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Balance Sheet

As of December 31, 2015, the Company reported $153.9 million in cash and cash equivalents and $1.5 billion in total debt, as compared to $62.5 million in cash and cash equivalents and $1.6 billion in total debt as of December 31, 2014. During 2015, the Company reduced total debt by $122.7 million and, through growth of adjusted EBITDA, reduced leverage to 3.0 times in 2015 as compared to 3.9 times in 2014.

Share Repurchase Program and Target Leverage Update

During the fourth quarter of 2015, the Company completed an evaluation of its capital allocation strategy and established a target leverage of 3.5 times net debt to EBITDA. The Company announced that the Board of Directors has authorized a new share repurchase program of up to $200 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under federal securities laws.

Thompson continued, "The Company’s business model, which generates both high and stable free cash flow, leans itself to a continuing program of stock repurchase. We see the current authorization as simply the initial step of implementing our long term strategy to maintain both a healthy and efficient capital structure. At the current stock price, it appears to be a compelling use of excess capital."

Financial Guidance

For the full year 2016, the Company currently expects Adjusted EBITDA to range from $500 million to $550 million, which includes approximately $10 million of unfavorable foreign currency impact based on forecasted exchange rates.

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, February 4, 2016 at 8:00 a.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information.

For additional information regarding adjusted net income, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, EBITDA calculated in accordance with the Company's senior secured credit facility, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” included in the attached schedules.

Forward-looking Statements

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA for 2016 and performance generally for 2016 and subsequent years, expectations regarding a resolution of the Danish tax issue and expectations regarding the share repurchase program and the capital allocation strategy. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014 and under ITEM 1A of Part 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Barry Hytinen
Executive Vice President, Chief Financial Officer
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		Chg %	December 31,		Chg %
	2015	2014		2015	2014
Net sales	$767.3	$745.5	2.9%	$3,151.2	$2,989.8	5.4%
Cost of sales	454.2	451.4		1,902.3	1,839.4
Gross profit	313.1	294.1	6.5%	1,248.9	1,150.4	8.6%
Selling and marketing expenses	150.0	154.9		648.0	619.9
General, administrative and other expenses	79.4	70.0		322.0	280.6
Equity income in earnings of unconsolidated affiliates	(3.5)	(2.7)		(11.9)	(8.3)
Royalty income, net of royalty expense	(4.6)	(4.6)		(18.3)	(18.1)
Operating income	91.8	76.5	20.0%	309.1	276.3	11.9%

Other expense, net:
Interest expense, net	22.0	21.4		96.1	91.9
Loss on disposal, net	—	—		—	23.2
Other expense (income), net	0.2	(13.3)		12.9	(13.7)
Total other expense	22.2	8.1		109.0	101.4

Income before income taxes	69.6	68.4	1.8%	200.1	174.9	14.4%
Income tax provision	(81.8)	(21.2)		(125.4)	(64.9)
Net (loss) income before non-controlling interest	(12.2)	47.2	(125.8)%	74.7	110.0	(32.1)%
Less: Net (loss) income attributable to non-controlling interest (1),(2)	(0.9)	0.6		1.2	1.1
Net (loss) income attributable to Tempur Sealy International, Inc.	$(11.3)	$46.6	(124.2)%	$73.5	$108.9	(32.5)%

(Loss) earnings per common share:
Basic	$(0.18)	$0.77		$1.19	$1.79
Diluted	$(0.18)	$0.75	(124.0)%	$1.17	$1.75	(33.1)%
Weighted average common shares outstanding:
Basic	62.3	60.9		61.7	60.8
Diluted	62.3	62.1		62.6	62.1

(1)
Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended December 31, 2015 and 2014 represented $0.2 million and $0.6 million, respectively. Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the year ended  December 31, 2015 and 2014 represented $1.2 million and $1.1 million, respectively.

(2)
As of December 31, 2015, the accumulated earnings exceeded the redemption value of the Company's redeemable non-controlling interest in Comfort Revolution, LLC. Accordingly, for the three months ended December 31, 2015, the Company recorded a $1.1 million adjustment, net of tax, to decrease the carrying value of redeemable non-controlling interest. As of December 31, 2014, the accumulated earnings exceeded the redemption value and, accordingly, a redemption value adjustment was not necessary for the three and twelve months ended December 31, 2014.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
(in millions)

	December 31, 2015	December 31, 2014
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$153.9	$62.5
Accounts receivable, net	379.4	385.8
Inventories, net	199.2	217.2
Prepaid expenses and other current assets	76.6	56.5
Total Current Assets	809.1	722.0
Property, plant and equipment, net	361.7	355.6
Goodwill	709.4	736.5
Other intangible assets, net	695.4	727.1
Deferred income taxes	12.2	10.7
Other non-current assets	67.7	30.8
Total Assets	$2,655.5	$2,582.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$266.3	$226.4
Accrued expenses and other current liabilities	254.0	233.3
Income taxes payable	11.2	12.0
Current portion of long-term debt	181.5	66.4
Total Current Liabilities	713.0	538.1
Long-term debt, net	1,273.3	1,498.3
Deferred income taxes	195.4	216.7
Other non-current liabilities	171.2	114.3
Total Liabilities	2,352.9	2,367.4

Redeemable Non-Controlling Interest	12.4	12.6

Common stock, $0.01 par value; 300.0 million shares authorized; 99.2 million shares issued as of December 31, 2015 and 2014	1.0	1.0
Additional paid in capital	463.4	411.9
Retained earnings	1,110.3	1,036.8
Accumulated other comprehensive loss	(110.1)	(55.7)
Treasury stock at cost; 36.8 million and 38.3 million shares as of December 31, 2015 and 2014, respectively	(1,174.4)	(1,191.3)
Total Stockholders' Equity	290.2	202.7
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,655.5	$2,582.7

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$74.7	$110.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71.4	76.3
Amortization of stock-based compensation	22.5	13.4
Amortization of deferred financing costs	20.3	12.5
Bad debt expense	6.9	4.9
Deferred income taxes	(21.3)	(27.2)
Dividends received from unconsolidated affiliates	9.1	2.0
Equity income in earnings of unconsolidated affiliates	(11.9)	(8.3)
Non-cash interest expense on 8.0% Sealy Notes	6.3	5.1
Loss on sale of assets	1.5	3.9
Foreign currency adjustments and other	5.5	1.8
Loss on disposal of business	—	23.2
Changes in operating assets and liabilities
Accounts receivable	(35.3)	(58.8)
Inventories	10.7	(34.0)
Prepaid expenses and other current assets	(58.7)	(14.9)
Accounts payable	46.1	47.8
Accrued expenses and other	90.3	56.7
Income taxes	(3.9)	10.8
Net cash provided by operating activities	234.2	225.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	(8.5)
Proceeds from disposition of business and other	7.2	43.5
Purchases of property, plant and equipment	(65.9)	(47.5)
Other	(1.0)	2.1
Net cash used in investing activities	(59.7)	(10.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior notes	450.0	—
Proceeds from borrowings under long-term debt obligations	413.5	271.5
Repayments of borrowings under long-term debt obligations	(988.3)	(510.9)
Proceeds from exercise of stock options	20.4	4.3
Excess tax benefit from stock-based compensation	21.8	1.7
Proceeds from purchase of treasury shares by CEO	5.0	—
Treasury shares repurchased	(1.3)	(2.2)
Payments of deferred financing costs	(8.0)	(3.1)
Other	(3.8)	0.6
Net cash used in financing activities	(90.7)	(238.1)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	7.6	4.8
Increase (decrease) in cash and cash equivalents	91.4	(18.5)
CASH AND CASH EQUIVALENTS, beginning of period	62.5	81.0
CASH AND CASH EQUIVALENTS, end of period	$153.9	$62.5

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended December 31, 2015 and 2014:

	Three Months Ended December 31,
(in millions)	Consolidated		North America		International
	2015	2014	2015	2014	2015	2014
Retail(1)	$694.4	$686.4	$580.1	$567.8	$114.3	$118.6
Other(2)	72.9	59.1	31.5	21.3	41.4	37.8
	$767.3	$745.5	$611.6	$589.1	$155.7	$156.4

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended December 31, 2015 and 2014:

	Three Months Ended December 31,
(in millions)	Consolidated		North America		International
	2015	2014	2015	2014	2015	2014
Bedding(1)	$699.1	$677.8	$574.7	$551.1	$124.4	$126.7
Other(2)	68.2	67.7	36.9	38.0	31.3	29.7
	$767.3	$745.5	$611.6	$589.1	$155.7	$156.4

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, EBITDA in accordance with the Company's senior secured credit facility, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP measures and a reconciliation to the nearest GAAP measure, please refer to the reconciliations on the following pages.

Constant Currency Information
In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Please refer to Footnotes at the end of this release.

Adjusted Net Income and Adjusted EPS

A reconciliation of GAAP net (loss) income to adjusted net income and GAAP EPS to adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s GAAP net (loss) income and EPS for the three months ended December 31, 2015 and 2014 to the calculation of adjusted net income and adjusted EPS for the three months ended December 31, 2015 and 2014:

	Three Months Ended
(in millions, except per share amounts)	December 31, 2015	December 31, 2014
GAAP net (loss) income	$(11.3)	$46.6
Restructuring costs, net of tax (1)	7.7	—
Integration costs, net of tax (2)	3.0	14.4
Executive management transition and retention compensation, net of tax (3)	2.4	—
Pension settlement, net of tax (4)	0.9	—
Financing costs, net of tax (5)	—	0.7
Other income, net of tax (6)	—	(11.3)
Redemption value adjustment on redeemable non-controlling interest, net of tax(7)	(1.1)	—
Tax adjustment (8)	61.1	2.8
Adjusted net income	$62.7	$53.2

GAAP earnings per share, diluted	$(0.18)	$0.75
Restructuring costs, net of tax (1)	0.12	—
Integration costs, net of tax (2)	0.05	0.23
Executive management transition and retention compensation, net of tax (3)	0.04	—
Pension settlement, net of tax (4)	0.01	—
Financing costs, net of tax (5)	—	0.01
Other income, net of tax (6)	—	(0.18)
Redemption value adjustment on redeemable non-controlling interest, net of tax(7)	(0.02)	—
Tax adjustment (8)	0.97	0.05
Adjusted earnings per share, diluted	$0.99	$0.86

Diluted shares outstanding	63.1	62.1

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s GAAP net income and EPS for the year ended December 31,
2015 and 2014 to the calculation of adjusted net income and adjusted EPS for the year ended December 31, 2015 and 2014:

	Year Ended
(in millions, except per share amounts)	December 31, 2015	December 31, 2014
GAAP net income	$73.5	$108.9
Integration costs, net of tax (9)	20.2	30.6
German legal settlement (10)	17.6	—
Executive management transition and retention compensation, net of tax (11)	11.5	—
Restructuring costs, net of tax (12)	9.4	—
Interest expense and financing costs, net of tax (13)	8.3	3.4
Other income, net of tax (14)	(6.6)	(11.3)
2015 Annual Meeting costs, net of tax (15)	4.4	—
Pension settlement, net of tax (4)	0.9	—
Loss on disposal of business, net of tax (16)	—	16.7
Tax adjustment (8)	60.7	16.3
Adjusted net income	$199.9	$164.6

GAAP earnings per share, diluted	$1.17	$1.75
Integration costs, net of tax (9)	0.33	0.49
German legal settlement (10)	0.28	—
Executive management transition and retention compensation, net of tax (11)	0.18	—
Restructuring costs, net of tax (12)	0.15	—
Interest expense and financing costs, net of tax (13)	0.13	0.05
Other income, net of tax (14)	(0.11)	(0.18)
2015 Annual Meeting costs, net of tax (15)	0.07	—
Pension settlement, net of tax (4)	0.01	—
Loss on disposal of business, net of tax (16)	—	0.27
Tax adjustment (8)	0.98	0.27
Adjusted earnings per share, diluted	$3.19	$2.65

Diluted shares outstanding	62.6	62.1

Please refer to Footnotes at the end of this release.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Expense) and Operating Margin

A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income (expense) and operating margin to adjusted operating income (expense) and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended December 31, 2015:

	4Q 2015
(in millions, except percentages)	Consolidated	Margin	North America (17)	Margin	International (18)	Margin	Corporate (19)
Net sales	$767.3		$611.6		$155.7		$—

Gross profit	$313.1	40.8%	$236.4	38.7%	$76.7	49.3%	$—
Adjustments	2.1		1.3		0.8		—
Adjusted gross profit	$315.2	41.1%	$237.7	38.9%	$77.5	49.8%	$—

Operating income (expense)	$91.8	12.0%	$94.7	15.5%	$26.9	17.3%	$(29.8)
Adjustments	19.4		8.3		4.2		6.9
Adjusted operating income (expense)	$111.2	14.5%	$103.0	16.8%	$31.1	20.0%	$(22.9)

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended December 31, 2014:

	4Q 2014
(in millions, except percentages)	Consolidated	Margin	North America (20)	Margin	International (21)	Margin	Corporate (22)
Net sales	$745.5		$589.1		$156.4		$—

Gross profit	$294.1	39.5%	$210.0	35.6%	$84.1	53.8%	$—
Adjustments	6.0		5.8		0.2		—
Adjusted gross profit	$300.1	40.3%	$215.8	36.6%	$84.3	53.9%	$—

Operating income (expense)	$76.5	10.3%	$66.7	11.3%	$34.9	22.3%	$(25.1)
Adjustments	19.9		13.7		2.7		3.5
Adjusted operating income (expense)	$96.4	12.9%	$80.4	13.6%	$37.6	24.0%	$(21.6)

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the year ended December 31, 2015:

	FULL YEAR 2015
(in millions, except percentages)	Consolidated	Margin	North America (23)	Margin	International (24)	Margin	Corporate (25)
Net sales	$3,151.2		$2,577.2		$574.0		—

Gross profit	1,248.9	39.6%	954.6	37.0%	294.3	51.3%	—
Adjustments	15.4		12.6		2.8		—
Adjusted gross profit	1,264.3	40.1%	967.2	37.5%	297.1	51.8%	—

Operating income (expense)	309.1	9.8%	335.6	13.0%	98.9	17.2%	(125.4)
Adjustments	64.7		25.5		8.8		30.4
Adjusted operating income (expense)	$373.8	11.9%	$361.1	14.0%	$107.7	18.8%	$(95.0)

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the year ended December 31, 2014:

	FULL YEAR 2014
(in millions, except percentages)	Consolidated	Margin	North America (20)	Margin	International (21)	Margin	Corporate (22)
Net sales	$2,989.8		$2,404.9		$584.9		$—

Gross profit	$1,150.4	38.5%	$834.8	34.7%	$315.6	54.0%	$—
Adjustments	11.2		10.9		0.3		—
Adjusted gross profit	$1,161.6	38.9%	$845.7	35.2%	$315.9	54.0%	$—

Operating income (expense)	$276.3	9.2%	$255.0	10.6%	$118.8	20.3%	$(97.5)
Adjustments	43.8		30.0		5.2		8.6
Adjusted operating income (expense)	$320.1	10.7%	$285.0	11.9%	$124.0	21.2%	$(88.9)

EBITDA, Adjusted EBITDA, EBITDA in accordance with the Company's senior secured credit facility, Funded debt and Funded debt less qualified cash
A reconciliation of the Company's GAAP net income to EBITDA in accordance with the Company's senior secured credit facility (which the Company may refer to as "EBITDA for covenant compliance purposes") and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are provided below. In addition, a calculation of the ratio of consolidated funded debt less qualified cash to EBITDA determined in accordance with the Company's senior secured credit facility is provided below. Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants.

In addition to providing the ratio calculation in accordance with the Company's senior secured credit facility as described above, the Company also provides below a calculation of the ratio of consolidated funded debt less qualified cash to Adjusted EBITDA. Although not relevant for purposes of assessing compliance with the Company's current financial covenants, the Company provides this as supplemental information to investors to provide more general information about the Company's progress in reducing its leverage.

Please refer to Footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s reported GAAP net (loss) income to the calculation of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the three months ended December 31, 2015 and 2014:

	Three Months Ended
(in millions)	December 31, 2015	December 31, 2014
GAAP net (loss) income	$(11.3)	$46.6
Interest expense	22.0	21.4
Income taxes	81.8	21.2
Depreciation and amortization	22.6	22.8
EBITDA	$115.1	$112.0
Adjustments for financial covenant purposes:
Restructuring costs (26)	9.7	—
Integration costs (27)	4.3	18.6
Pension settlement (28)	1.3	—
Other income (29)	—	(15.6)
Financing costs (30)	—	1.0
Redemption value adjustment on redeemable non-controlling interest, net of tax (31)	(1.1)	—
EBITDA in accordance with the Company's senior secured credit facility	$129.3	$116.0
Additional adjustments:
Executive transition and retention compensation (32)	3.4	—
Adjusted EBITDA	$132.7	$116.0

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the year ended December 31, 2015 and 2014:

	Year Ended
(in millions)	December 31, 2015	December 31, 2014
Net income	$73.5	$108.9
Interest expense	96.1	91.9
Income taxes	125.4	64.9
Depreciation and amortization	93.9	89.7
EBITDA	$388.9	$355.4
Adjustments for financial covenant purposes:
Integration costs (27)	28.6	40.3
Restructuring (26)	11.9	—
Other income (29)	(9.5)	(15.6)
2015 Annual Meeting costs (33)	2.1	—
Pension settlement (28)	1.3	—
Loss on disposal of business (16)	—	23.2
Financing costs (30)	—	1.3
EBITDA in accordance with the Company's senior secured credit facility	$423.3	$404.6
Additional adjustments:
German legal settlement (10)	17.6	—
Executive transition and retention compensation (32)	10.7	—
2015 Annual Meeting costs (33)	4.2	—
Adjusted EBITDA	$455.8	$404.6

Please refer to Footnotes at the end of this release.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company's reported total debt to the calculation funded debt less qualified cash as of December 31, 2015 and 2014. "Consolidated funded debt" and "qualified cash" are terms used in the Company's senior secured credit facility for purposes of certain financial covenants.

	As of December 31,
(in millions)	2015	2014
Total debt, net	$1,454.8	$1,564.7
Plus: Deferred financing costs(34)	24.8	37.6
Total debt	1,479.6	1,602.3
Plus: Letters of credit outstanding	19.8	18.2
Consolidated funded debt	$1,499.4	$1,620.5
Less:
Domestic qualified cash (35)	121.8	25.9
Foreign qualified cash (35)	19.3	21.9
Consolidated funded debt less qualified cash	$1,358.3	$1,572.7

Calculation of consolidated funded debt less qualified cash to EBITDA in accordance with the Company's senior secured credit facility

	As of December 31,
($ in millions)	2015		2014
Consolidated funded debt less qualified cash	$1,358.3		$1,572.7
EBITDA in accordance with the Company's senior secured credit facility	423.3		404.6
Ratio (36)	3.21	times	3.89	times

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

	As of December 31,
($ in millions)	2015		2014
Consolidated funded debt less qualified cash	$1,358.3		$1,572.7
Adjusted EBITDA	455.8		404.6
Ratio	2.98	times	3.89	times

Please refer to Footnotes at the end of this release.

Footnotes:

(1)
Restructuring costs represents costs associated with headcount reduction and store closures. Excluding the tax effect, the restructuring costs are $11.1 million, which includes $9.9 million of costs associated with severance benefits and $1.2 million of costs associated with international store closures.

(2)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the acquisition of Sealy Corporation in 2013 ("Sealy Acquisition"). Excluding the tax effect, the integration costs are $4.3 million and $19.0 million for the fourth quarter of 2015 and 2014, respectively.

(3)
Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers. Excluding the tax effect, the executive management transition and retention compensation cost is $3.5 million.

(4)
Pension settlement represents pension expense recorded in conjunction with a settlement offered to terminated, vested participants in a defined benefit pension plan. Excluding the tax effect, the pension settlement is $1.3 million.

(5)
Financing costs represent costs incurred in connection with the amendment of the Company's senior secured credit facility in the fourth quarter of 2014. Excluding the tax effect, the financing costs are $1.0 million.

(6)	Other income includes income from a partial settlement of a legal dispute in the fourth quarter of 2014. Excluding the tax effect, other income is $15.6 million.
(7)
As of December 31, 2015, the accumulated earnings exceeded the redemption value of the Company's redeemable non-controlling interest in Comfort Revolution, LLC. The redemption value adjustment on redeemable non-controlling interest represents a $1.1 million adjustment, net of tax, to decrease the carrying value of the Company's redeemable non-controlling interest in Comfort Revolution LLC. Excluding the tax effect, the Redemption value adjustment on redeemable non-controlling interest in the three months ended December 31, 2015 is $1.8 million.

(8)
The Company's 2015 Income tax provision includes approximately $60.7 million related to changes in estimates related to uncertain tax position regarding the previously disclosed Danish tax matter. Additionally, the tax adjustment represents adjustments associated with the aforementioned items and other discrete income tax events.

(9)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition. Excluding the tax effect, the integration costs are $28.7 million and $42.5 million for 2015 and 2014, respectively.

(10)
German legal settlement represents the previously announced €15.5 million settlement the Company reached with the German Foreign Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation and related legal fees.

(11)
Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers. Excluding the tax effect, the executive management transition and retention compensation cost is $16.2 million.

(12)
Restructuring costs represents costs associated with headcount reduction and store closures. Excluding the tax effect, the restructuring costs are $13.5 million, which includes $11.2 million of costs associated with severance benefits and $2.3 million of costs associated with international store closures.

(13)
Interest expense and financing costs in 2015 represents non-cash interest costs related to the accelerated amortization of deferred financing costs associated with the $493.8 million voluntary prepayment of the Company’s term loans, subsequent to the issuance by the Company of $450 million aggregate principal amount of 5.625% senior notes due 2023. Interest expense and financing costs in 2014 represents costs related to the accelerated amortization of deferred financing costs associated with a voluntary prepayment of the Company’s term loans. Excluding the tax effect, the interest expense and financing costs are $12.0 million and $4.6 million for 2015 and 2014, respectively.

(14)	Other income includes income from a partial settlement of a legal dispute. Excluding the tax effect, other income is $9.5 million and $15.6 million for 2015 and 2014, respectively.
(15)	2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues. Excluding the tax effect, 2015 Annual Meeting costs are $6.3 million.
(16)
Loss on disposal of business represents costs associated with the disposition in 2014 of the three Sealy U.S. innerspring component production facilities and related equipment. Excluding the tax effect, the loss on disposal of business is $23.2 million.

(17)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities and distribution network, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition, certain restructuring costs, pension settlement costs as well as executive management retention compensation incurred in connection with executive management transition.

(18)
Adjustments for the International business segment represent certain restructuring costs as well as executive management retention compensation incurred in connection with executive management transition.

(19)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition, certain restructuring costs as well as executive management transition expense and related retention compensation.

(20)
Adjustments for the North America business segment represent integration costs, which include professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs to support the continued alignment of the North America business related to the Sealy Acquisition.

(21)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(22)
Adjustments for Corporate represent integration and transaction costs which include legal fees, professional fees, compensation costs and other charges to align the business related to the Sealy Acquisition, as well as financing costs incurred in connection with the amendment of the Company's senior secured credit facility.

(23)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities and distribution network, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition, certain restructuring costs, pension settlement costs as well as executive management retention compensation incurred in connection with executive management transition.

(24)
Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets, certain restructuring costs as well as executive management retention compensation incurred in connection with executive management transition.

(25)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition, certain restructuring costs as well as executive management transition expense and related retention compensation.

(26)	Restructuring costs represents costs associated with headcount reduction and store closures.
(27)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(28)	Pension settlement represents pension expense recorded in conjunction with a settlement offered to terminated, vested participants in a defined benefit pension plan.
(29)	Other income includes income from a partial settlement of a legal dispute.
(30)	Financing costs represent costs incurred in connection with the amendment of the Company's senior secured credit facility in 2014.
(31)
As of December 31, 2015, the accumulated earnings exceeded the redemption value of the Company's redeemable non-controlling interest in Comfort Revolution, LLC. The redemption value adjustment on redeemable non-controlling interest represents a $1.1 million adjustment, net of tax, to decrease the carrying value of the Company's redeemable non-controlling interest in Comfort Revolution LLC.

(32)	Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers.
(33)	2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.
(34)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Consolidated Balance Sheets. For purposes of determining total debt for financial covenants, the Company has added these costs back to total debt, net as calculated per the Consolidated Balance Sheets.

(35)
Qualified cash as defined in the credit agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

(36)
The ratio of consolidated debt less qualified cash to EBITDA in accordance with the Company's senior secured credit facility was 3.21 times, within the Company's financial covenant under its senior secured credit facility, which requires this ratio to be less than 4.50 times at December 31, 2015.